UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2017

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2017, ORBCOMM Inc. (“ORBCOMM”) entered into, and consummated the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among ORBCOMM, Snowboard Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of ORBCOMM (“Purchaser”), inthinc, inc., a Delaware corporation (“Inthinc”), inthinc Technology Solutions, Inc., a Delaware corporation (“ITS”), tiwi, inc., a Delaware corporation (“Tiwi”), inthinc Telematics, Inc., a Canada corporation (“Telematics”), DriveAware, Inc., a Delaware corporation (“DriveAware”), and inthinc Chile, SPA, a Chile company (“Chile”; Inthinc, ITS, Tiwi, Telematics, DriveAware, and Chile are collectively referred to as the “Sellers”), and inthinc Investors, L.P., a Delaware limited partnership, in its capacity as Stockholder Representative.

Pursuant to the Asset Purchase Agreement, the Purchaser purchased substantially all of the assets, and assumed certain liabilities, of each of the Sellers, and ORBCOMM has guaranteed the payment and performance of the Purchaser’s obligations under the Asset Purchase Agreement.

Consideration Paid

The aggregate consideration paid by Purchaser at the closing was thirty five million dollars ($35,000,000) (the “Closing Consideration”), subject to adjustment for working capital. $34,235,878 of the Closing Consideration was paid in cash and the remaining $764,122 was paid through the issuance of 76,796 shares of ORBCOMM common stock based on the twenty day trailing average closing price of ORBCOMM common stock ending on June 8, 2017.

In addition to the Closing Consideration, contingent consideration of up to twenty five million dollars ($25,000,000) (the “Earn-Out”) is payable by Purchaser to Inthinc over a two year period based on a two times multiple of incremental “GAAP Service Revenues” in excess of $17,500,000 as described in the Asset Purchase Agreement.

The Earn-Out may be payable at ORBCOMM’s option entirely in ORBCOMM common stock or in any combination of ORBCOMM common stock and cash. If paid in stock, the number of shares of ORBCOMM common stock to be issued to the Sellers will be based upon the volume-weighted average trading price of ORBCOMM common stock on the Nasdaq Stock Market, LLC for the twenty (20) trading days ending on (and inclusive of) the trading day that is the third full trading day prior to (and not inclusive of) the final determination of the applicable earnout statement.

Representations, Warranties and Covenants

The Asset Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties generally survive the closing for fifteen months. Purchaser also obtained an insurance policy to cover losses from any breaches of representations by the Sellers under the Asset Purchase Agreement. The policy limit is $5,000,000 and the retention is $500,000.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Report relating to the issuance of ORBCOMM common stock as part of the Closing Consideration and the potential issuances of ORBCOMM common stock as part of the Earn-Out are incorporated herein by reference.

The issuances of ORBCOMM common stock under the Asset Purchase Agreement are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 8.01 Other Events

On June 12, 2017, ORBCOMM issued a press release announcing the entry into the Asset Purchase Agreement and the consummation of transactions contemplated thereby, a copy of which is filed as Exhibit 99.2 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Press release of ORBCOMM Inc. dated June 12, 2017.

99.2	Asset Purchase Agreement dated June 9, 2017 among ORBCOMM, Purchaser, the Sellers and inthinc Investors, L.P., in its capacity as Stockholder Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: June 12, 2017